Exhibit 99.1

FOR RELEASE: IMMEDIATELY	PRESS RELEASE

HOME FEDERAL BANCORP, INC. OF LOUISIANA DECLARES
QUARTERLY CASH DIVIDEND

Shreveport, La., October 12, 2011 -- Home Federal Bancorp, Inc. of Louisiana (the "Company") (Nasdaq Capital Market: HFBL) announced today that its Board of Directors at their meeting on October 12, 2011, declared a quarterly cash dividend of $.06 per share on the common stock of the Company payable on November 7, 2011 to the shareholders of record at the close of business on October 24, 2011.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank, a federally-chartered, FDIC-insured savings association headquartered in Shreveport, Louisiana.  Home Federal Bank operates from its four full-service banking offices and one agency office in Caddo and Bossier Parishes, Louisiana.  The Company's website is http://www.hfbla.com/.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Contact:

Home Federal Bancorp, Inc. of Louisiana, Shreveport
Daniel R. Herndon, President and Chief Executive Officer
James R. Barlow, Executive Vice President and Chief Operating Officer
(318) 222-1145